NONDISCLOSURE AND NONCOMPETE AGREEMENT
FOR MANAGEMENT EMPLOYEES

(Thomas F. Connerty)

THIS AGREEMENT, executed and delivered as of the 30th day of November, 2007, by and between NutriSystem, Inc., a Delaware corporation, and its subsidiaries, having a principal place of business at 300 Welsh Road, Building 1, Horsham, PA 19044 (hereinafter called "NS"), and Thomas F. Connerty (hereinafter called "EMPLOYEE").

WHEREAS, NS is engaged in the sale of weight loss products and services, including but not limited to providing information regarding treatment for weight reduction, obesity and weight management, nutrition and exercise through its website and by telephone, and is involved in a continuing effort to develop new weight loss programs, procedures, recipes etc. with regard to its weight loss business, and

WHEREAS, EMPLOYEE is desirous of receiving a position with NS; and

WHEREAS, through such employment, EMPLOYEE will receive special training, knowledge and information, some of which is secret and confidential in nature, including trade secrets and other confidential information of NS; and

WHEREAS, in the performance of his employment by NS, EMPLOYEE will through confidences and privity with the special knowledge of NS, acquire special and confidential knowledge in the market or markets and products NS is developing and considering developing, which is not common knowledge to the business community and is of great value to NS; and

WHEREAS, in the course of his employment, EMPLOYEE will necessarily acquire knowledge of trade secrets and other confidential matter known only to NS's employees, which if divulged to persons not employed by NS would undoubtedly irreparably damage NS; and

WHEREAS, EMPLOYEE has entered into an Employment Agreement with NS dated November 30, 2007 (the "Employment Agreement").

NOW THEREFORE, the parties intending to be legally bound hereby, agree as follows:

    EMPLOYEE agrees that he will not during the term of his employment or thereafter for a period of two years:
      Divulge to any person, all or any part of any trade secret or confidential information concerning existing, proposed or new products or markets developed or to be developed by NS, secret or confidential business procedures or plans relating to NS's new or existing markets, new proposed acquisitions or mergers, the name and processes of those with whom NS is dealing in connection with such new products, markets, procedures or business and all things of a same or similar confidential nature.
      Divulge to any person any confidential events, conversations or activities relating to the proposed or existing business of NS which occur during the employment of EMPLOYEE or which EMPLOYEE learned of and which occurred prior to the employment of EMPLOYEE.

    For the purposes of this Agreement, Confidential Information shall include the following information: technical information, processes, formulae, compositions, systems, techniques, inventions, computer programs and software developed for NS, research projects, customer lists, pricing data, sources of supply, personnel records, financial data and information, sales and marketing methods, marketing plans, production, merchandising systems and plans and other information confidential to NS.

    EMPLOYEE agrees that he will not at any time during the term of his employment and for a period of two (2) years after the termination of his employment, within the United States, become associated directly or indirectly for himself or as an agent on behalf of, or be employed in, act as a consultant to, or as a director of, or in connection with any person, partnership, association or corporation, engaged in, a business substantially similar to or competitive with the present business of NS or such other business activity in which NS may engage during the term of his employment.

    Notwithstanding the foregoing paragraph, EMPLOYEE agrees that he will not at any time during the term of his employment and for a period of one (1) year after the termination of his employment, within the United States, become associated directly or indirectly for himself or as an agent on behalf of, or be employed in, act as a consultant to, or as a director of, or in connection with any person, partnership, association or corporation engaged in, a health or wellness business, regardless of whether NS engages in such business activity during the term of his employment.

    The geographic limitation of this restriction shall extend to the existing customers or accounts of NS no matter where located.

    The parties hereto recognize that irreparable damage, incapable of being determined, will result to NS in the event of a breach of paragraph 2(a) of this Agreement, and agree that in the event of such a breach NS shall be entitled, in addition to any other remedies available to it in law or in equity, to an injunction to restrain the violation by EMPLOYEE or any or all persons acting for him or in his behalf or in concert with him against violating the provisions of this Agreement.

      If EMPLOYEE violates this restrictive covenant and NS brings legal action for injunctive or other relief, NS shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified above, computed from the date such relief is granted but reduced by the time expired between the date of this Agreement and the date of the first violation of the covenant.
      EMPLOYEE covenants and agrees that any and all photographs, writings, inventions, improvements, processes, and/or formulae which he may make, conceive, discover, take or develop, whether solely or jointly with any other person or persons, at any time during the term of the Employment Agreement and any renewals thereof, whether during working hours or any other time, whether at the request or upon the suggestion of NS or otherwise, which relate to or are useful in connection with the business of the character now or hereafter carried on or contemplated by NS, including development or expansion of its present business, shall be and hereby are the sole and exclusive property of NS. EMPLOYEE shall make full and immediate disclosure to NS of all such photographs, writings, inventions, improvements, processes and formulae, and shall do all such acts and execute, acknowledge and deliver all such instruments in writing as may be necessary to vest in NS the absolute title thereto, including cooperating with NS in applying for letters patent, copyright protection or trademark protection for any of the aforesaid photographs, writings, inventions, improvements, processes and formulae.
      It is understood and agreed that EMPLOYEE shall not be entitled to any additional or special compensation in regard to any and all such photographs, writings, inventions, improvements, processes and formulae.
    If any provision of this Agreement shall be held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, if any court shall determine that the duration or geographical limit of any restriction contained herein above unenforceable, it is the intention of the parties that such restrictive covenant shall not be terminated thereby but shall be deemed amended the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of said covenant in the jurisdiction of the court that has made the adjudication.
    This Agreement is not intended to impair or restrict EMPLOYEE'S subsequent employment by others so long as the employment is not in conflict with any provision of this Agreement.
    EMPLOYEE consents to and confers jurisdiction upon the Court of Common Pleas of Montgomery County, Commonwealth of Pennsylvania, and the United States District Court for the Eastern District of Pennsylvania. EMPLOYEE acknowledges and understands that an injunction restraining him/her from continuing breach of this Agreement shall be available to NS in addition to all other remedies available to it.
    EMPLOYEE and NS hereby agree that they shall and do waive trial by jury in any action, proceeding or counterclaim, whether at law or at equity, brought by either of them, or in any manner whatsoever, which arises out of or is connected in any way with this Agreement or with the employment relationship established between them.
    The failure by NS to insist upon the strict performance of any of the terms, conditions or provisions of this Agreement, shall not be construed as a waiver or relinquishment of future compliance therewith and said terms, conditions and provisions shall remain in full force and effect. None of the provisions of this Agreement may be altered, amended or discharged except in writing signed by the parties hereto.
    In the event NS is required to enforce the terms and conditions contained in this Agreement through legal proceedings, upon a judgment in favor of NS, EMPLOYEE shall be responsible for all reasonable attorneys' fees, court costs and expenses incurred by NS, and upon a judgment in favor of EMPLOYEE, NS shall be responsible for all reasonable attorneys' fees, court costs and expenses incurred by EMPLOYEE.

EMPLOYEE AFFIRMS THAT HE/SHE HAS READ THIS AGREEMENT IN ITS ENTIRETY, UNDERSTANDS THE NATURE OF THE OBLIGATIONS HE/SHE IS ASSUMING AND AGREES TO ABIDE BY ALL OF THE TERMS AND PROVISIONS HEREINABOVE SET FORTH.

WHEREFORE, the parties intending to be legally bound hereby, have hereunto set their hands on the date first above written.

/s/ Thomas Connerty_____________ /s/ Megan Smeykal______________

(Employee) (Witness as to Employee)

WITNESS: NutriSystem, Inc.

/s/ Kathleen Simone_____________ /s/ Denise Bergner_______________

Denise Bergner, Assistant Secretary